                                                                     EXHIBIT 21

                             LIST OF SUBSIDIARIES

   Registrant: Telemonde, Inc., a Delaware corporation

   Wholly-owned subsidiaries of Telemonde, Inc.:

Telemonde Investments Limited, a British Virgin Islands Company
EquiTel Communications Limited, a United Kingdom company telemonde.net, S.A., organized in Switzerland
   TGA (UK) Limited, a United Kingdom company
Telemonde Networks Limited, a United Kingdom company
       Telecities Limited, a United Kingdom company
       MetroLinx Limited, a United Kingdom company

   Wholly-owned subsidiaries of Telemonde Investments Limited:

Telemonde International Bandwidth Limited, a British Virgin Islands company
       Telemonde Bandwidth (Bermuda) Limited, a Bermuda company
       Telemonde International Bandwidth (Bermuda) Limited, a Bermuda company

   Subsidiaries of EquiTel Communications, Limited:

EquiTel Card Services Limited (100%), a United Kingdom company
Teleroute Limited (100%), a United Kingdom company
Telesource Limited (100%), a United Kingdom company
Desert Telecommunications Services LLC (49%), organized in Oman